EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

                     The Company's only Subsidiaries are:

                  1.    U.S. Commercial Funding Corp., a Florida Corporation;
                  2.    U.S. Commercial Funding Corp., an Illinois Corporation;
                  3.    Salt Lake Mortgage Corp., a Utah Corporation;
                  4.    Advantage Realty Corp., a Utah Corporation.
                  5.    Goodman Factors, Inc., a Texas corporation





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